UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 25, 2015

USA TRUCK, INC.

(Exact name of registrant as specified in its charter)

Delaware

(State or Other Jurisdiction

of Incorporation)

0-19858	71-0556971
(Commission File Number)	(I.R.S. Employer Identification No.)

3200 Industrial Park Road
Van Buren, Arkansas	72956
(Address of Principal Executive Offices)	(Zip Code)

(479) 471-2500

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Definitive Material Agreement

On February 25, 2015, USA Truck, Inc., a Delaware corporation (the “Company”) entered into a cooperation agreement with Baker Street Capital, LLC and certain of its affiliates (“Baker Street” and, such agreement, the “Baker Street Agreement”). On the same day the Company also entered into a substantially identical cooperation agreement with Stone House Capital Management, LLC and certain of its affiliates (“Stone House” and, such agreement, the “Stone House Agreement”). The Baker Street Agreement and the Stone House Agreement (together, the “2015 Cooperation Agreements”) were entered into in connection with that certain Cooperation Agreement dated May 22, 2014, by and among the Company, Baker Street, and Stone House (the “2014 Cooperation Agreement”), which was previously disclosed by the Company.

Under the 2015 Cooperation Agreements, the Company agreed, among other things, to file a registration statement at the request of Baker Street and Stone House in respect of up to 2,000,000 shares of its common stock held by them and nominate Vadim Perelman, Thomas Glaser, and Gary Enzor for election to the Company’s board of directors as Class II directors.

In exchange, Baker Street and Stone House agreed to (i) vote in accordance with the Company’s board of directors’ recommendations at the Company’s 2015 annual meeting of stockholders except with respect to certain extraordinary transactions and, in certain circumstances, the Company’s 2016 annual meeting of stockholders; (ii) abide by “standstill provisions” similar to those in the 2014 Cooperation Agreement during the period ending 10 days prior to the deadline for submission of stockholder nominations for the Company’s 2016 annual meeting of stockholders, which period may, in certain circumstances, be extended for an additional year; and (iii) pay certain expenses relating to the offering of shares covered by registration statement (including the applicable discounts and commissions and a portion of “road show” and other expenses). In the future, if shares beneficially owned by Baker Street fall below (i) 10% of the outstanding shares of the Company as a result of sales completed under the registration statement or (ii) 50% of the aggregate number of shares currently owned by Baker Street, then Vadim Perelman will tender his resignation from the board of directors.

The foregoing description of the 2015 Cooperation Agreements does not purport to be complete and is qualified in its entirety by reference to the full text of the 2015 Cooperation Agreements, which are attached hereto as Exhibits 99.1 and 99.2, respectively.

The Company issued a press release to announce its entry into the 2015 Cooperation Agreements. A copy of the press release is attached as Exhibit 99.3 and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits

99.1	Cooperation Agreement, dated as of February 25, 2015 by and between USA Truck, Inc. and Baker Street.

99.2	Cooperation Agreement, dated as of February 25, 2015 by and between USA Truck, Inc. and Stone House.

99.3	Press Release of USA Truck, Inc.

The information in Items 1.01 and 9.01 of this report and the exhibits hereto may contain “forward-looking statements” within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act. Such statements are made based on the current beliefs and expectations of the Company’s management and are subject to significant risks and uncertainties. Actual results or events may differ from those anticipated by forward-looking statements. Please refer to the paragraph containing cautionary forward-looking language contained in various disclosures by the Company in its news releases, stockholder reports, and filings with the Securities and Exchange Commission for information concerning risks, uncertainties, and other factors that may affect future results.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

USA Truck, Inc.
(Registrant)

Date:	February 26, 2015	/s/ John M. Simone
John M. Simone
President and Chief Executive Officer

Date:	February 26, 2015	/s/ Michael Borrows
Michael Borrows
Executive Vice President and Chief Financial Officer

INDEX TO EXHIBITS

Exhibit Number	Exhibit

99.1	Cooperation Agreement, dated as of February 25, 2015 by and between USA Truck, Inc. and Baker Street.

99.2	Cooperation Agreement, dated as of February 25, 2015 by and between USA Truck, Inc. and Stone House.

99.3	Press Release of USA Truck, Inc.